Registration No. 33-64476

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                         _____________________

                    Post-Effective Amendment No. 1
                                  to
                               FORM S-3
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                         _____________________

               CAROLINA TELEPHONE AND TELEGRAPH COMPANY
          (Exact name of registrant as specified in charter)

        NORTH CAROLINA                      56-0931189
   (State of incorporation)      (I.R.S. employer identification
                                               no.)

                            P.O. Box 11315
                     Kansas City, Missouri  64112
                            (913) 624-3000
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             DON A. JENSEN
                      Vice President & Secretary
                          Sprint Corporation
                            P.O. Box 11315
                     Kansas City, Missouri  64112
                            (913)  624-3326
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                       ________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

      In June, 1993, Carolina Telephone and Telegraph Company filed Registration Statement No. 33-64476 (the "Registration Statement"), which registered $175,000,000 of the corporation's Debt Securities. $100,000,000 of Debentures were sold in August, 1993. The corporation has no plans to sell additional Debt Securities in the near future. Therefore, the Registration Statement is hereby amended to deregister the remaining $75,000,000 of Debt Securities.

                             SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 7th day of December, 1998.

                                   CAROLINA TELEPHONE AND
                                   TELEGRAPH COMPANY


                                   By: /s/ Michael B. Fuller
                                       (Michael B. Fuller, President and
                                        Chief Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            Name                      Title                    Date

/s/ Michael B. Fuller         President, Chief      )
(Michael B. Fuller)           Executive             )
                              Officer and Director  )
                              (Principal Executive  )
                              Officer)              )
                                                    )
/s/ Richard D. McRae          Vice President and    )
(Richard D. McRae)            Director              )  December 7, 1998
                              (Principal Financial  )
                              Officer)              )
                                                    )
/s/ John I. Lehman            Controller            )
(John I. Lehman)              (Principal Accounting )
                              Officer)              )
                                                    )
/s/ Don A. Jensen             Director              )
(Don A. Jensen)                                     )
                                                    )
                                                    )